                                                                  EXHIBIT 4.1(a)

================================================================================


               D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO

                 Zero Coupon Convertible Senior Notes Due 2021

                            ______________________

                        Eleventh Supplemental Indenture

                           Dated as of May 11, 2001

                            ______________________

                   AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                    Trustee


================================================================================

                                  ARTICLE ONE


                   Scope of Supplemental Indenture; General

                                  ARTICLE TWO


                              Certain Definitions

                                 ARTICLE THREE

                                   Covenants

Section 3.01.  Limitations on Indebtedness............................................... 28
Section 3.02.  Limitations on Restricted Payments........................................ 29
Section 3.03.  Limitations on Transactions with Affiliates............................... 31
Section 3.04.  Limitations on Dispositions of Assets..................................... 32
Section 3.05.  Limitations on Liens...................................................... 33
Section 3.06.  Limitations on Restrictions Affecting Restricted Subsidiaries............. 33
Section 3.07.  Limitations on Mergers, Consolidations and Sales of Assets................ 34
Section 3.08.  Reports to Holders of Notes............................................... 35

                                  ARTICLE FOUR

                           REDEMPTION AND CONVERSIONS

Section 4.01.  Optional Redemption by the Company........................................ 35
Section 4.02.  Purchase at Option of the Holder Upon a Fundamental Change................ 37
Section 4.03.  Purchase of Notes at the Option of the Holder; Payment of
            Purchase Price or Fundamental Change Purchase Price in Stock................. 38
Section 4.04.  Further Conditions for Purchase at the Option of Holders Upon a
            Fundamental Change and Purchase of Notes at the Option of the
            Holder....................................................................... 45
Section 4.05.  Conversion of Notes....................................................... 48
Section 4.06.  Adjustments to Conversion Rate............................................ 50
Section 4.07.  Miscellaneous Provisions Relating to Conversion........................... 55
Section 4.08.  Optional Conversion to Semi-Annual Cash Pay Note Upon Tax Event........... 58
Section 4.09.  Calculation of Original Issue Discount for U.S. Federal Income
            Tax Purposes................................................................. 59

Section 4.10.  Payment of Interest....................................................... 60

                                  ARTICLE FIVE

                                 Miscellaneous

Section 5.01.  Defeasance................................................................ 62
Section 5.02.  Amendments................................................................ 62
Section 5.03.  Governing Law............................................................. 62
Section 5.04.  No Adverse Interpretation of Other Agreements............................. 62
Section 5.05.  No Recourse Against Others................................................ 62
Section 5.06.  Successors and Assigns.................................................... 62
Section 5.07.  Duplicate Originals....................................................... 63
Section 5.08.  Severability.............................................................. 63

          ELEVENTH SUPPLEMENTAL INDENTURE dated as of May 11, 2001 ("Supplemental Indenture"), to the Indenture dated as of June 9, 1997 (as
------------------------
amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the
 ---------
"Company"), each of the Guarantors (as defined herein) and AMERICAN STOCK
--------
TRANSFER & TRUST COMPANY, as trustee (the "Trustee").
                                           -------

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):

          WHEREAS, the Company, the Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be
                                                           ----------
issued in one or more series as in the Indenture provided;

          WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its Zero Coupon Convertible Senior Notes Due 2021 in the aggregate principal amount of $438,279,000, substantially in the form attached hereto as Exhibit A (the "Notes"), guaranteed by the Guarantors,
                                        -----
on the terms set forth herein;

          WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee for such purpose provided certain conditions are met;

          WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

          WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

          NOW, THEREFORE:

          In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

                                  ARTICLE ONE

                    Scope of Supplemental Indenture; General

          The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be limited in aggregate principal amount to $438,279,000 in one series, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled "Zero Coupon Convertible Senior Notes Due 2021." The Notes shall be in the form of Exhibit A hereto. The Notes shall be guaranteed
                              ---------
by the Guarantors as provided in such form and the Indenture. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.

          The aggregate Principal Amount at Final Maturity of the Notes shall be payable on the Final Maturity Date unless earlier repaid or converted in accordance with this Supplemental Indenture.

          The Notes shall be issued at an Issue Price of $524.78 per $1,000 Principal Amount at Final Maturity. Except as provided for in Sections 4.08 and paragraphs 1, 5 and 11 of the Notes, there shall be no periodic payments of interest on the Notes. The calculation of the Accreted Value in the period during which each Note remains outstanding shall be on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, and such accrual shall commence on the Issue Date of the Notes. In the event of the maturity, conversion, purchase by the Company at the option of a Holder or redemption of a Note, Accreted Value, if any, shall cease to accrue on such Note, under the terms and subject to the conditions of this Supplemental Indenture.

          The Notes shall be payable and may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

                                  ARTICLE TWO

                              Certain Definitions

          The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

          "Accreted Conversion Price" means the price determined by dividing (x)
           -------------------------
the Accreted Value at the reference date, by (y) the Conversion Rate.

          "Accreted Value" means, at any date of determination, (1) prior to
           --------------
such time as the Notes are converted to Cash Pay Notes, the sum of (x) the initial offering price of each Note and (y) the portion of the excess of the principal amount of each Note over such initial offering price which shall have been amortized by the Company in accordance GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each May 11 and November 11 at the rate of 3.25% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (2) at or after such time as the Notes are converted to Cash Pay Notes, the Restated Principal Amount.

          "Acquired Indebtedness" means (i) with respect to any Person that
           ---------------------
becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company or any Restricted Subsidiary) and (ii) with respect to the Company or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (i) or (ii) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) in the case of clause (i) or at the time of the acquisition of such assets in the case of clause (ii), but shall not be deemed Acquired Indebtedness.

          "Affiliate" means, when used with reference to a specified Person, any
           ---------
Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

          "Asset Acquisition" means (i) an Investment by the Company or any
           -----------------
Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

          "Asset Disposition" means any sale, transfer, conveyance, lease or
           -----------------
other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "transaction") by
                                                             -----------
the Company or any Restricted Subsidiary to any Person of any Property having a fair market value in any transaction or series of related transactions of at least $10 million. The term "Asset Disposition" shall not include (i) a
                             -----------------
transaction between the Company and any Restricted Subsidiary or a transaction between Restricted Subsidiaries, (ii) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements), (iii) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary, (iv) any exchange or swap of assets of the Company or any Restricted Subsidiary for assets that (x) are to be used by the Company or any Restricted Subsidiary in the ordinary course of its Real Estate Business and
(y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped, (v) any sale, transfer, conveyance, lease or other disposition of assets and properties of the Company that is governed by Section
3.07 hereof, or (iv) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

          "Attributable Debt" means, with respect to any Capitalized Lease
           -----------------
Obligations, the capitalized amount thereof determined in accordance with GAAP.

          "Bankruptcy Law" means title 11 of the United States Code, as amended,
           --------------
or any similar federal or state law for the relief of debtors.

          "Bid Agent" means a bid solicitation agent appointed by the Company to
           ---------
act in such capacity pursuant to paragraph 3 of the Notes.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any committee thereof duly authorized to act on behalf of the Board of Directors.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

          "Capitalized Lease Obligations" of any Person means the obligations of
           -----------------------------
such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

          "Cash" has the meaning provided in Section 4.03.
           ----

          "Cash Conversion Price" means, in respect of each of a Note per $1,000
           ---------------------
of Principal Amount at Final Maturity the product of (i) the average of the Sale Price of the Common Stock for each Trading Day in the five Trading Day period immediately following (A) the date on which the Company delivers timely notice of its election to deliver cash instead of issuing shares of Common Stock in accordance with Section 4.05(b) if the Company has not given notice of redemption of the Notes or (B) the Conversion Date if the Company has given notice of redemption of the Notes, in either case multiplied by (ii) the Conversion Rate on such date and appropriately adjusted to take into account the occurrence, during such five Trading Day period, of any event requiring adjustment of the Conversion Rate under this Supplemental Indenture.

          "Cash Equivalents" means:  (a) U.S. dollars; (b) securities issued or
           ----------------
directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within six months after the date of acquisition; and (f) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through (e).

          "Closing Date" means the date of this Supplemental Indenture.
           ------------

          "Closing Price" with respect to any securities on any day means the
           -------------
closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

          "Common Equity" of any Person means Capital Stock of such Person that
           -------------
is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

          "Common Stock" means the common stock of the Company, par value $.01
           ------------
per share, as it exists on the date of the Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Company Fundamental Change Purchase Notice" has the meaning provided
           ------------------------------------------
in Section 4.02.

          "Company Notice" has the meaning provided in Section 4.03.
           --------------

          "Company Notice Date" has the meaning provided in Section 4.03.
           -------------------

          "Consolidated Adjusted Tangible Assets" of the Company as of any date
           -------------------------------------
means the Consolidated Tangible Assets of the Company and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

          "Consolidated Cash Flow Available for Fixed Charges" means, for any
           --------------------------------------------------
period, on a consolidated basis for the Company and the Restricted Subsidiaries, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP)
(a) the sum for such period, without duplication, of (i) income taxes, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expenses and other non-cash charges to earnings and (iv) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus (b) all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

          "Consolidated Fixed Charge Coverage Ratio"  means, with respect to any
           ----------------------------------------
determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "Four Quarter Period") for
                                                      -------------------
which financial results have been reported immediately preceding the determination date (the "Transaction Date"), to (y) the aggregate Consolidated
                         ----------------
Interest Incurred for the Four Quarter Period.  For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "repayment") of any
                                                        ---------
Indebtedness of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of
--- -----
Indebtedness giving rise to the need to make such calculation); (ii) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (ii) of the definition of "Consolidated Net Income," of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash
                                --------  -------
Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of "Consolidated Net Income," other than clause (ii) thereof, as if it applied to the Person or assets involved before they were acquired; and (iii) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded. Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness in respect of which a pro
                                                                           ---
forma calculation is required that is determined on a fluctuating basis as of
-----
the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of
                                          --- -----
interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per
                                                                         ---
annum resulting after giving effect to the operation of such agreements.
-----

          "Consolidated Interest Expense" of the Company for any period means
           -----------------------------
the Interest Expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Incurred" for any period means the Interest
           ------------------------------
Incurred of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" for any period means the aggregate net
           -----------------------
income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be
                                                 --------
excluded from such net income (loss) (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary) in which any Person other than the Company or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during such period, (ii) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary, (iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, (iv) the gains or losses, together with any related provision for taxes, realized during such period by the Company or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary, (v) any extraordinary gain or loss together with any related provision for taxes, realized by the Company or any Restricted Subsidiary, (vi) any non-recurring expense recorded by the Company or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction; provided, further, that for purposes of calculating Consolidated
             --------  -------
Net Income solely as it relates to clause (iii) of Section 3.02(a) hereof, clause (iv)(b) above shall not be applicable.

          "Consolidated Net Tangible Assets" means, as of any date of
           --------------------------------
determination, the total amount of assets of the Company and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting
(i) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and excluding all intercompany items between the Company and any of its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Worth" of any Person as of any date means the
           ----------------------
stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

          "Consolidated Shareholders' Equity" means consolidated shareholders'
           ---------------------------------
equity of the Company and its Subsidiaries as determined in accordance with GAAP and reflected on the Company's most recent balance sheet.

          "Consolidated Tangible Assets" of the Company as of any date means the
           ----------------------------
total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less:
(i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

          "Continuing Director" means a director who either was a member of the
           -------------------
Board of Directors of the Company on the date of this Indenture or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

          "control", when used with respect to any Person, means the power to
           -------
direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the
               -----------       ----------
foregoing.

          "Conversion Agent" means the office or agency designated by the
           ----------------
Company where Notes may be presented for conversion.

          "Conversion Date" has the meaning provided in Section 4.05.
           ---------------

          "Conversion Rate" has the meaning provided in Section 4.05.
           ---------------

          "Credit Facilities" means, collectively, each of the credit facilities
           -----------------
and guidance lines of credit of the Company or one or more Restricted Subsidiaries in existence on the date of this Supplemental Indenture and one or more other facilities or guidance lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or any Restricted Subsidiary may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under any such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

          "Currency Agreement" of any Person means any foreign exchange
           ------------------
contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator or
           ---------
similar official under any Bankruptcy Law.

          "Default" means any event, act or condition that is, or after notice
           -------
or the passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 4.10.
           ------------------

          "Depositary" has the meaning provided in Article Three.
           ----------

          "Designation Amount" has the meaning provided in the definition of
           ------------------
Unrestricted Subsidiary.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by
           ------------------
the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (ii) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case, at any time prior to the final maturity date of the Notes; provided, however,
                                                           --------  -------
that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than Section 3.01 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Notes as are required pursuant to Section 3.01 hereof.

          "Distributed Securities" has the meaning provided in Section 4.06.
           ----------------------

          "Dollars" and "$" mean United States Dollars.
           -------       -

          "Event of Default" means:
           ----------------

          (1) the default in payment of the Principal Amount at Final Maturity (or if the Notes have been converted to Cash Pay Notes, the Restated Principal Amount), redemption price, purchase price or Fundamental Change purchase price with respect to any Note when such amount becomes due and payable;

          (2) the default in payment of any contingent interest or of interest which becomes payable after the Notes have been converted to Cash Pay Notes, which default in either case, continues for 30 days;

          (3) the failure by the Company or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Section 3.07 or 4.02, which will constitute Events of Default with notice but without passage of time);

          (4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary that has an outstanding principal amount of $25 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

          (5) the failure by the Company or any Restricted Subsidiary to make any principal or interest payment in an amount of $25 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

          (6) a final judgment or judgments that exceed $25 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (7) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                (A)  commences a voluntary case,

                (B) consents to the entry of an order for relief against it in an involuntary case,

                (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                (D) makes a general assignment for the benefit of its creditors;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

                (B) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

                (C) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days; or

          (9) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

          "Expiration Time" has the meaning provided in Section 4.06.
           ---------------

          "Fair Market Value" means, with respect to any asset, the price (after
           -----------------
taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

          "Final Maturity" or "Final Maturity Date" shall be May 11, 2021.
           --------------      -------------------

          "Fundamental Change" shall be deemed to have occurred at such time
           ------------------
after the original issuance of the Notes as:

          (1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where
                                    --------  -------
     the Holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Fundamental Change;

          (2) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity formed or controlled by any of such individuals)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

          (3) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or

          (4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a
                                                    --------  -------
     liquidation or dissolution of the Company which is part of a transaction that does not constitute a Fundamental Change under the proviso contained in clause (1) above shall not constitute a Fundamental Change.

A Fundamental Change will not be deemed to have occurred, however, if either:
(1) the Sale Price for (a) any 10 trading days within the 20 consecutive trading days ending immediately before the Fundamental Change, and (b) at least five trading days within the 10 consecutive trading days ending immediately before the Fundamental Change shall equal or exceed 105% of the Accreted Value divided by the Conversion Rate, or (2) both (a) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of Common Equity with full voting rights traded on a national securities exchange or quoted on the NASDAQ National Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction
                --------------------------
or transactions the Notes become convertible solely into such publicly traded securities and (b) the consideration in the transaction or transactions constituting the Fundamental Change consists of cash, Publicly Traded Securities or a combination of cash and Publicly Traded Securities with an aggregate Fair Market Value (which, in the case of Publicly Traded Securities, shall be equal to the average closing price of such Publicly Traded Securities during the five consecutive Trading Days commencing with the Trading Day following consummation of the transaction or transactions constituting the Fundamental Change) of at least 105% of the Accreted Value divided by the Conversion Rate.

          "Fundamental Change Purchase Date" has the meaning provided in Section
           --------------------------------
4.02(a).

          "Fundamental Change Purchase Notice" has the meaning provided in
           ----------------------------------
Section 4.02(b).

          "Fundamental Change Purchase Price" has the meaning provided in
           ---------------------------------
Section 4.02(a).

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Supplemental Indenture.

          "Guarantors" means, (i) initially, each of:
           ----------

              C. Richard Dobson Builders, Inc., a Virginia corporation;

              CH Investments of Texas, Inc., a Delaware corporation;

              CHI Construction Company, an Arizona corporation;

              CHTEX of Texas, Inc., a Delaware corporation;

              Continental Homes, Inc., a Delaware corporation;

              Continental Homes of Florida, Inc., a Florida corporation;

              Continental Homes of Texas, L.P., a Texas limited partnership (formerly Continental Homes of Austin, L.P.);

              Continental Residential, Inc., a California corporation;

              D.R. Horton, Inc.-Birmingham, an Alabama corporation;

              D.R. Horton, Inc.-Chicago, a Delaware corporation;

              D.R. Horton, Inc.-Denver, a Delaware corporation;

              D.R. Horton, Inc.-Greensboro, a Delaware corporation;

              D.R. Horton, Inc.-Jacksonville, a Delaware corporation (formerly D.R. Horton, Inc.-San Diego);

              D.R. Horton, Inc.-Louisville, a Delaware corporation;

              D.R. Horton, Inc.-Minnesota, a Delaware corporation;

              D.R. Horton, Inc.-New Jersey, a Delaware corporation;

              D.R. Horton, Inc.-Portland, a Delaware corporation;

              D.R. Horton, Inc.-Sacramento, a California corporation;

              D.R. Horton, Inc.-Texas, Ltd., a Texas limited partnership;

              D.R. Horton, Inc.-Torrey, a Delaware corporation;

              D.R. Horton Los Angeles Holding Company, Inc., a California corporation;

              D.R. Horton Management Company, Ltd., a Texas limited partnership;

              D.R. Horton San Diego Holding Company, Inc., a California corporation;

              D.R. Horton Cambridge Homes, LLC, a Delaware limited liability company;

              DRH Cambridge Homes, Inc., a California corporation (formerly D.R. Horton Sacramento Management Company, Inc.);

              DRH Construction, Inc., a Delaware corporation;

              DRH Regrem I, Inc., a Delaware corporation;

              DRH Regrem II, Inc., a Delaware corporation;

              DRH Regrem III, Inc., a Delaware corporation;

              DRH Regrem IV, Inc., a Delaware corporation;

              DRH Regrem V, Inc., a Delaware corporation;

              DRH Regrem VI, LP, a Texas limited partnership;

              DRH Regrem VII, LP,  Texas limited partnership;

              DRH Regrem VIII, LLC, a Delaware limited liability company;

              DRH Southwest Construction, Inc., a California corporation;

              DRH Title Company of Colorado, Inc., a Colorado corporation;

              DRH Tucson Construction, Inc., a Delaware corporation;

              DRHI, Inc., a Delaware corporation;

              KDB Homes, Inc., a Delaware corporation;

              Meadows I, Ltd., a Delaware corporation;

              Meadows II, Ltd., a Delaware corporation;

              Meadows VIII, Ltd., a Delaware corporation;

              Meadows IX, Inc., a New Jersey corporation;

              Meadows X, Inc., a New Jersey corporation;

              SGS Communities at Grande Quay LLC, a New Jersey limited liability company; and

(ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of the Indenture. An Unrestricted Subsidiary may become a Guarantor if it (x) is so designated by resolution of the Board of Directors of the Company and (y) executes a supplemental indenture satisfactory to the Trustee.

          "Holder" means the Person in whose name a Note is registered in the
           ------
books of the Registrar for the Notes.

          "Indebtedness" of any Person means, without duplication, (i) any
           ------------
liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof), (ii) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, (iii) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and (iv) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that Indebtedness shall not include
                           --------
accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause
(ii) above at such date, net of, any unamortized discount to be accounted for as Interest Expense in accordance with GAAP and (c) in the case of clause (iv) above, the lesser of (1) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) the amount of the Indebtedness secured.

          "Indenture" has the meaning provided in the Recitals.
           ---------

          "Intangible Assets" of the Company means all unamortized debt discount
           -----------------
and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, writeups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP.

          "Interest Expense" of any Person for any period means, without
           ----------------
duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales), and (ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company or any Restricted Subsidiary during such period; provided, that
                                                                  --------
Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

          "Interest Incurred" of any Person for any period means, without
           -----------------
duplication, the aggregate amount of (i) Interest Expense and (ii) all capitalized interest and amortized debt issuance costs.

          "Interest Payment Date" has the meaning specified in Section 4.08
           ---------------------

          "Interest Protection Agreement" of any Person means any interest rate
           -----------------------------
swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under this Supplemental Indenture.

          "Investment Grade" shall mean BBB  or higher by S&P or Baa3 or higher
           ----------------
by Moody's or the equivalent of such ratings by S&P or Moody's.

          "Investments" of any Person means (i) all investments by such Person
           -----------
in any other Person in the form of loans, advances or capital contributions,
(ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

          "Issue Date" means the date on which the Notes are originally issued
           ----------
under this Supplemental Indenture.

          "Issue Price" of any Note means, in connection with the original
           -----------
issuance of such Note, the initial issue price at which the Note is issued as set forth on the face of the Note.

          "Lien" means, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

          "Market Price" means the average of the Sale Prices of the Common
           ------------
Stock for the 20 Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day) prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Purchase Date, of certain events with respect to the Common Stock that would result in an adjustment of the Conversion Rate under this Supplemental Indenture.

          "Marketable Securities" means (a) equity securities that are listed on
           ---------------------
the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

          "Moody's" means Moody's Investors Service, Inc. or any successor to
           -------
its debt rating business.

          "Mortgage Subsidiary" means any Subsidiary of the Company
           -------------------
substantially all of whose operations consist of the mortgage lending business.

          "Net Cash Proceeds" means, with respect to an Asset Disposition, cash
           -----------------
payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the pur-chaser undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

          "Non-Recourse Indebtedness" with respect to any Person means
           -------------------------
Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

          "Notes" has the meaning provided in the Recitals.
           -----

          "Option Exercise Date" has the meaning specified in Section 4.08.
           --------------------

          "Original Issue Discount" of any Note means the difference between the
           -----------------------
Issue Price and the Principal Amount at Final Maturity of the Note as set forth on the face of the Note.

          "Permitted Indebtedness" means (i) Indebtedness under Credit
           ----------------------
Facilities which does not exceed $1 billion principal amount outstanding at any one time; (ii) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities; (iii) inter-company debt obligations of the Company to any Restricted Subsidiary and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the
--------  -------
Company owed to any Restricted Subsidiary or that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under "Limitations on Indebtedness" at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary; (iv) Indebtedness of the Company or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or cur-rency being hedged; (v) Purchase Money Indebtedness; (vi) Capitalized Lease Obligations; (vii) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business; (viii) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $20 million aggregate principal amount outstanding at any one time; (ix) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and (x) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (x), does not exceed $30 million aggregate principal amount outstanding at any one time.

          "Permitted Investment" means (i) Cash Equivalents; (ii) any Investment
           --------------------
in the Company or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary; (iii) any receivables, loans or other consideration taken by the Company or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture; (iv) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture; (v) Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness; (vi) any loan or advance to an executive officer or director of the Company or any Restricted Subsidiary made in the ordinary course of business; provided, however, that any
                                                    --------  -------
such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members; (vii) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time; (viii) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan securities or other mortgage related assets; and (ix) Investments in an aggregate amount outstanding not to exceed $100 million.

          "Permitted Liens" means (i) Liens for taxes, assessments or
           ---------------
governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned, (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or

(b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, (iii) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (i)(a) of the definition of "Indebtedness"), in each case incurred in the ordinary course of business of the Company and the Restricted Subsidiaries, (v) attachment or judgment Liens not giving rise to a Default or an Event of Default, (vi) easements, dedications, assessment district or similar liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations, other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries, (vii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and the Restricted Subsidiaries,
(viii) Liens securing Indebtedness incurred pursuant to clause (viii) or (ix) of the definition of Permitted Indebtedness, (ix) Liens securing Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all consolidated Indebtedness
           --------
of the Company and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (ix) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof), (x) Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary; provided, that such Liens apply only to the
                              --------
property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness, (xi) Liens securing Purchase Money Indebtedness; provided that such Liens apply only
                                            --------
to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness, (xii) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness of the Company or any Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries, (xiii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,
(xiv) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the
                                --------
Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property, (xv) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided,
                                                                   --------
that such sale
is not otherwise prohibited under the Indenture, (xvi) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,
(xvii) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company and its Restricted Subsidiaries, (xviii) Liens for homeowner and property owner association developments and assessments, (xix) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets
                          --------
securing the Indebtedness being refinanced, and (xx) Liens incurred in the ordinary course of business as security for the obligations of the Company and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" of any Person means all Capital Stock of such Person
           ---------------
which has a preference in liquidation or with respect to the payment of dividends.

          "Pricing Trading Date" has the meaning provided in the definition of
           --------------------
Fundamental Change.

          "Principal", "Principal Amount" or "principal" of a debt security,
           ---------    ----------------      ---------
including the Notes, means the principal of the security, including any accrued Original Issue Discount on the security.

          "Property" of any Person means all types of real, personal, tangible,
           --------
intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Public Equity Offering" means an underwritten public offering of
           ----------------------
Common Equity of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8 or any successor form).

          "Publicly Traded Securities" has the meaning provided in the
           --------------------------
definition of Fundamental Change.

          "Purchase Date" has the meaning provided in Section 4.03.
           -------------

          "Purchase Money Indebtedness" means Indebtedness of the Company or any
           ---------------------------
Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company and the Restricted Subsidiaries; provided, however, that (i) the aggregate principal amount of such Indebtedness
--------  -------
shall not exceed such purchase price or cost and (ii) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

          "Purchase Notice" has the meaning provided in Section 4.03.
           ---------------

          "Purchase Price" has the meaning provided in Section 4.03.
           --------------

          "Purchased Shares" has the meaning provided in Section 4.06.
           ----------------

          "Qualified Stock" means Capital Stock of the Company other than
           ---------------
Disqualified Stock.

          "Rating Agencies" shall mean (1) S&P and (2) Moody's.
           ---------------

          "Real Estate Business" means homebuilding, housing construction, real
           --------------------
estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

          "Record Date" means, with respect to any dividend, distribution or
           -----------
other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          "Redemption Date" when used with respect to any Note to be redeemed,
           ---------------
means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

          "Redemption Price" when used with respect to any Note to be redeemed,
           ----------------
means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

          "Refinancing Indebtedness" means Indebtedness (to the extent not
           ------------------------
Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

          "Regular Record Date" has the meaning specified in Section 4.08.
           -------------------

          "Restated Principal Amount" has the meaning specified in Section 4.08.
           -------------------------

          "Restricted Payment" means any of the following:  (i) the declaration
           ------------------
or payment of any dividend or any other distribution on Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than a payment made to the Company or any Restricted Subsidiary); and
(iii) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary).

          "Restricted Subsidiary" means any Subsidiary of the Company which is
           ---------------------
not an Unrestricted Subsidiary.

          "S&P" means Standard and Poor's Ratings Group or any successor to its
           ---
debt rating business.

          "Sale Price" of the Common Stock on any date means the closing sale
           ----------
price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

          "Significant Subsidiary" means any Subsidiary of the Company which
           ----------------------
would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

          "Special Record Date" has the meaning specified in Section 4.10.
           -------------------

          "Stated Maturity", when used with respect to any Note or any
           ---------------
installment of semi-annual or contingent interest thereon, means the date specified in such Note as the fixed date on which an amount equal to the Principal Amount at Final Maturity of such Note or such installment of semi-annual or contingent interest is due and payable.

          "Subsidiary" of any Person means any corporation or other entity of
           ----------
which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

          "Supplemental Indenture" has the meaning provided in the Preamble.
           ----------------------

          "Tax Event" means that the Company shall have received an opinion from
           ---------
independent tax counsel experienced in such matters to the effect that, on or after May 4, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after May 4, 2001, there is more than an insubstantial risk that interest (including Original Issue Discount and contingent interest, if any) payable on the Notes either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

          "Tax Event Date" has the meaning specified in Section 4.08.
           --------------

          "Trading Day" means (x) if the applicable security is listed or
           -----------
admitted for trading on the New York Stock Exchange, the NASDAQ National Market or another national security exchange, a day on which the New York Stock Exchange, the NASDAQ National Market or another national security exchange is open for business or (y) if the applicable security is quoted on the NASDAQ National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Trustee" means the party named as such above until a successor
           -------
replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Twenty-Day Average Price" means the average of the Sale Prices of the
           ------------------------
Common Stock for each Trading Day in the 20 Trading Day period ending on the last Trading Day prior to the applicable Conversion Date, appropriately adjusted to take into account the occurrence, during such 20 Trading Day period, of any event requiring adjustment of the Conversion Rate under this Supplemental Indenture.

          "Unrestricted Subsidiary" means any Subsidiary of the Company so
           -----------------------
designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the
                                                     --------
holders of Indebtedness thereof do not have direct or indirect recourse against the Company or any Restricted Subsidiary, and neither the Company nor any Restricted Subsidiary otherwise has liability, for any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, (i) in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, (ii) in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or (iii) to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company or any Restricted Subsidiary. Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided,
                                                                       --------
however, that (i) the net amount (the "Designation Amount") then outstanding of
-------                                ------------------
all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under
Section 3.02 hereof, to the extent provided therein, (ii) the Company must be permitted under Section 3.02 hereof to make the Restricted Payment deemed to have been made pursuant to clause (i), and (iii) after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary. The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
                                                       --------  -------
(i) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under Section 3.01 hereof and (ii) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under Section 3.01(a) hereof. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the

Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership
              --------  -------
interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by
(ii) the sum of all such payments described in clause (i)(a) above.

                                 ARTICLE THREE

                                   Covenants

Section 3.01.  Limitations on Indebtedness.
               ---------------------------

          (a) Until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to, create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness
                                            ----------
(including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

          (b) Notwithstanding the foregoing, the provisions of this Supplemental Indenture will not prevent the incurrence of: (i) Permitted Indebtedness, (ii) Refinancing Indebtedness, (iii) Non-Recourse Indebtedness, (iv) any Guarantee of Indebtedness of the Company represented by the Notes and (v) any guarantee of Indebtedness incurred under Credit Facilities in compliance with this Indenture.

          (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion, (i) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable, (ii) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and (iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

          (d) The Company will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

Section 3.02.  Limitations on Restricted Payments.
               ----------------------------------

          (a) Until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (ii) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to Section 3.01(a) hereof; and

          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after the Issue Date does not exceed the sum of (a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including April 1, 1998, and ending on the last day of the Company's fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus (b) 100% of the aggregate net cash proceeds of and the fair market value of Property received by the Company from (1) any capital contribution to the Company after June 9, 1997 or any issue or sale after June 9, 1997 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after June 9, 1997 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus (c) $86.0 million, which is equal to the aggregate principal amount of the Company's 6 7/8% Convertible Subordinated Notes due 2002 that were converted into the Company's Common Equity prior to the

     Issue Date, plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the June 9, 1997, an amount (to the extent not included in the calculation of the Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of the Consolidated Net Income referred to in (a)), plus (e) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after June 9, 1997 in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after June 9, 1997 and only to the extent not included in the calculation of the Consolidated Net Income referred to in
     (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of
     (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, plus (f) $50 million minus (g) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (C) of the immediately succeeding paragraph) made after June 9, 1997 through the Issue Date.

          (b) Clauses (ii) and (iii) of paragraph (a) will not prohibit: (A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this Indenture; (B) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and (C) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $20 million in the aggregate since the Issue Date; provided, however, that each Restricted Payment described in clauses (A) and (B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (iii) of paragraph (a).

          (c) For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

          (d) In determining the "fair market value of Property" for purposes of clause (iii) of paragraph (a), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The "equity value" of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

Section 3.03.  Limitations on Transactions with Affiliates.
               -------------------------------------------

          (a) Until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "Affiliate Transaction"), except for
                                          ---------------------
any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company's Subsidiaries.

          (b) In addition, the Company will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless (i) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company's disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view and (ii) with respect to any such Affiliate Transaction involving or having a value of more than $50 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

          (c) Notwithstanding the foregoing, an Affiliate Transaction will not include (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company, (ii) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company, (iii) any Restricted Payment otherwise permitted under Section 3.02, (iv) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other
              --------  -------
Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by this Indenture)) and (v) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary.

Section 3.04.  Limitations on Dispositions of Assets.
               -------------------------------------

          Until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and (y) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities. The amount of any Indebtedness (other than any Indebtedness subordinated to the Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition shall be deemed to be consideration required by clause (y) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries. The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company's election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make a Net Cash Proceeds Offer for the Notes and, if the Company or a Restricted Subsidiary elects or is required to do so, repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such Net Cash Proceeds Offer and

(ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or Accreted Value thereof, as the case may be, plus accrued interest to the date of repurchase or repayment. Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Net Cash Proceeds Offer shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with any Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of the first sentence of this paragraph to the extent that the aggregate non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash
                                 --------  -------
consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

Section 3.05.  Limitations on Liens.
               --------------------

          The Company will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

Section 3.06.  Limitations on Restrictions Affecting Restricted Subsidiaries.
               -------------------------------------------------------------

          The Company will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of leases and other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary, or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for (a) encumbrances or restrictions existing under or by reason of applicable law, (b) covenants or restrictions contained in Indebtedness in effect on the date of this Indenture as such covenants or restrictions are in effect on such date, (c) any restrictions or encum-
brances arising under Acquired Indebtedness; provided, that such encumbrance or
                                             --------
restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries, (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any
                                             --------  -------
restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended, (e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by this Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder, (f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by this Indenture, (g) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, and (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

Section 3.07.  Limitations on Mergers, Consolidations and Sales of Assets.
               ----------------------------------------------------------

          Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity
                         ---------
organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing,
(iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Net Worth of the
                         --- -----
Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction (exclusive of any adjustments to Consolidated Net Worth attributable to transaction costs) less any amount treated as a Restricted Payment in connection with such transaction in accordance with this Indenture and (iv) unless prior to such transaction the Notes are rated Investment

Grade by both Rating Agencies (after which this clause (iv) shall not apply), immediately after giving effect to such transaction, the Company could incur at least $1.00 of Indebtedness pursuant to Section 3.01(a) hereof. The foregoing provisions shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to the Indenture or
(ii) a transaction the purpose of which is to change the state of incorporation of the Company or any Guarantor.

Section 3.08.  Reports to Holders of Notes.
               ---------------------------

          The Company will file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to
Section 13 or 15(d) of the Exchange Act. The Company will file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

                                  ARTICLE FOUR

                           REDEMPTION AND CONVERSIONS

Section 4.01.  Optional Redemption by the Company.
               ----------------------------------

          (a) Right to Redeem; Notice to Trustee.  The Company, at its option,
              ----------------------------------
may redeem the Notes in accordance with the provisions of paragraphs 6 and 8 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Final Maturity of Notes to be redeemed, the Redemption Price and the amount of contingent interest, if any, payable on the Redemption Date. The Company shall give the notice to the Trustee provided for in this Section 4.01(a) at least 30 days but not more than 60 days before the Redemption Date.

          (b) Selection of Notes to be Redeemed.  If any Note selected for
              ---------------------------------
partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount at Final Maturity of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 4.01(b) shall affect the right of any Holder to convert any Note pursuant to Sections 4.05, 4.06 and 4.07 before the termination of the conversion right with respect thereto.

          (c) Notice of Redemption.  At least 30 days but not more than 60 days
              --------------------
before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee and to each Holder of Notes to be redeemed at such Holder's address as it appears on the Note register.

          The notice shall identify the Notes to be redeemed and shall state:

          (i)     the Redemption Date;

          (ii) the Redemption Price and, to the extent known at the time of such notice, the amount of contingent interest, if any, payable on the Redemption Date;

          (iii)   the then current Conversion Rate;

          (iv)    the name and address of the Paying Agent and the Conversion
     Agent;

          (v) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price and contingent interest, if any;

          (vi) that the Notes called for redemption may be converted at any time before the close of business on the Redemption Date;

          (vii) that Holders who wish to convert Notes must comply with the procedures in paragraph 10 of the Notes;

          (viii) that, unless the Company defaults in making payment of such Redemption Price and contingent interest, if any, Accreted Value and interest (including contingent interest), if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

          (ix) if fewer than all the outstanding Notes are to be redeemed, the certificate number and Principal Amounts at Final Maturity of the particular Notes to be redeemed; and

          (x) the CUSIP number or numbers for the Notes called for redemption.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          (d) Effect of Notice of Redemption.  Once notice of redemption is
              ------------------------------
mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid contingent interest, if any) stated in the notice, except for Notes that are converted in accordance with the provisions of Sections 4.05, 4.06 and 4.07. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price (together with accrued contingent interest, if any).

          (e) Sinking Fund.  There shall be no sinking fund provided for the
              ------------
Notes.

          (f) Deposit of Redemption Price.  On or before 11:00 a.m. (New York
              ---------------------------
City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of, and any accrued and unpaid contingent interest with respect to, all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee and the Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Notes in accordance with the provisions of Sections 4.05, 4.06, 4.07. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

Section 4.02.  Purchase at Option of the Holder Upon a Fundamental Change.
               ----------------------------------------------------------

          (a) If a Fundamental Change shall occur at any time prior to May 11, 2003, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase such Holder's Notes on the date (the

"Fundamental Change Purchase Date") (or if such date is not a Business Day, the
---------------------------------
next succeeding Business Day) that is 95 days after the date of the Fundamental Change. The Notes shall be purchased in integral multiples of $1,000 of Principal Amount at Final Maturity. The Company shall purchase such Notes for Cash at a price (the "Fundamental Change Purchase Price") equal to the Issue
                      ---------------------------------
Price plus Accreted Value to the Fundamental Change Purchase Date or for shares of Common Stock as set forth in Section 4.03. No Notes may be purchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Notes).

          (b) The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Notes a notice (a "Company Fundamental Change Notice") of the occurrence of a
                   ---------------------------------
Fundamental Change and of the repurchase right arising as a result thereof, including the information required by Section 4.03(f) hereof, on or before the 30th day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Trustee a copy of such notice.

          (c) For a Note to be so repurchased at the option of the Holder, the Paying Agent must receive such Note with the form entitled "Fundamental Change Purchase Notice" on the reverse thereof duly completed, together with such Note duly endorsed for transfer, on or before the 60th day after the Company Fundamental Change Notice is delivered. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

Section 4.03. Purchase of Notes at the Option of the Holder; Payment of Purchase Price or Fundamental Change Purchase Price in Stock.
               ------------------------------------------------------------

          (a) Purchase of Notes at the Option of the Holder.  On each of May 11,
              ---------------------------------------------
2003, May 11, 2008 and May 11, 2013 (each, a "Purchase Date"), at the purchase
                                              -------------
price specified in paragraph 7 of the Notes (each, a "Purchase Price"), a Holder
                                                      --------------
of Notes shall have the option to require the Company to purchase any outstanding Notes, upon:

          (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business
                     ---------------
     on the date that is 30 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:

                 (A) the certificate numbers of the Notes which the Holder shall deliver to be purchased;

                 (B) the portion of the Principal Amount at Final Maturity of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount at Final Maturity or a multiple thereof;

                 (C) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Supplemental Indenture; and

                 (D) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Pur-chase Date, as set forth in Section 4.03(d), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount at Final Maturity and certificate numbers of the Notes as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

          (ii) delivery or book-entry transfer of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor;

     provided, however, that such Purchase Price shall be so paid pursuant to
     --------  -------
     this Section 4.03 only if the Note so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

          (b) Procedures.  If a Holder, in such Holder's Purchase Notice or
              ----------
Fundamental Change Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Notes previously submitted for purchase pursuant to a Purchase Notice or Fundamental Change Purchase Notice, the portion that remains subject to the Purchase Notice or Fundamental Change Purchase Notice), fails to indicate such Holder's choice with respect to the election regarding a conditional withdrawal pursuant to the terms of clause (D) of Section 4.03(a)(i) or the penultimate paragraph of the Fundamental Change Purchase Notice such Holder shall be deemed to have elected to receive Cash in respect of all Notes subject to such Purchase Notice or Fundamental Change Purchase Notice in the circumstances set forth in such clause (D) and penultimate paragraph.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 4.03, a portion of a Note if the Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000 if so requested by the Holder. Provisions of this Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

          Any purchase by the Company contemplated pursuant to the provisions of
Section 4.02 or this Section 4.03 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid contingent interest, if any) promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Note.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice or Fundamental Change Purchase Notice contemplated by Section 4.02 or this Section 4.03(a) shall have the right at any time prior to the close of business on the Purchase Date or Fundamental Change Purchase Date to withdraw such Purchase

Notice or Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.04(a).

          The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or Fundamental Change Purchase Notice or written notice of withdrawal thereof.

          (c) Company's Right to Elect Manner of Payment of Purchase Price.  The
              ------------------------------------------------------------
Company may elect with respect to any Purchase Date or Fundamental Change Purchase Date to pay the Purchase Price or Fundamental Change Purchase Price in respect of the Notes to be purchased pursuant to Section 4.02 or Section 4.03(a) as of such Purchase Date or Fundamental Change Purchase Date, in U.S. legal tender ("Cash") or Common Stock, or in any combination of Cash and Common Stock,
         ----
subject to the conditions set forth in Sections 4.03(d) and (e); provided,
                                                                 --------
however, that any Purchase Price paid on May 11, 2003 pursuant to Section
-------
4.03(a) must be paid fully in Cash. The Company shall designate, in the Company Notice delivered pursuant to Section 4.03(f), whether the Company shall purchase the Notes for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price or Fundamental Change Purchase Price of Notes in respect of which it shall pay in Cash and/or Common Stock; provided that the Company shall pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 4.03 shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price for such Notes, except (i) as provided in
Section 4.03(e) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for Cash. Once the Company has given its Company Notice to Holders, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 4.03(c) or Section 4.03(e).

          At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i)    the manner of payment selected by the Company;

          (ii)   the information required by Section 4.03(f);

          (iii) if the Company elects to pay the Purchase Price or Fundamental Change Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 4.03(e) have been or shall be complied with; and

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section 4.03(f).

          (d) Purchase with Cash.  At the option of the Company, the Purchase
              ------------------
Price or Fundamental Change Purchase Price of Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice pursuant to Section 4.02 or Section 4.03(a) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price or Fundamental Change Repurchase Price, or such specified percentage thereof, as the case may be, of such Notes.

          (e) Payment by Issuance of Common Stock.  At the option of the
              -----------------------------------
Company, subject to Section 4.03(c), the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 4.03(a) or Fundamental Change Purchase Notice has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Fundamental Change Purchase Price of such Notes in Cash by (y) 0.95 times the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

          The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price. Instead the Company shall pay Cash for the current market value of the fractional share.
The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

          The Company's right to exercise its election to purchase the Notes pursuant to Section 4.02 or Section 4.03 through the issuance of shares of Common Stock shall be conditioned upon:

          (i) the Company having given timely written notice in accordance with Section 4.03(f) of its election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

          (ii) (A)(1) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price under the Securities Act of 1933 or (2) the issuance of the shares of Common Stock in an action which is exempt from the registration re-quirements of the Securities Act of 1933 and which will not result in such shares of Common Stock being deemed" restricted securities" under the Securities Act of 1933 or otherwise and (B) the registration of the shares of Common Stock under the Securities Exchange Act of 1934;

          (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Supplemental Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Notes, shall be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge, free from preemptive rights, and in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

          Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Final Maturity of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Purchase Date or Fundamental Change Purchase Date. The Company may elect to pay the Purchase Price or Fundamental Change Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If any of the conditions set forth in this Section 4.03(e) are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date or Fundamental Change Repurchase Date and the Company elected to purchase the Notes to be purchased as of such Purchase Date or Fundamental Change Repurchase Date pursuant to Section
4.02 or this Section 4.03 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price or Fundamental Change Purchase Price in respect of such Notes of such Holder or Holders in Cash.

          Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 Principal Amount at Final Maturity of the Notes shall receive, the Company shall publish such determination in a daily newspaper of national circulation.

          (f) Notice of Election.  The Company's notices of election to purchase
              ------------------
with Cash or Common Stock, or any combination thereof (each a "Company Notice"),
                                                               --------------
shall be sent to the Holders (and to beneficial owners as required by applicable law) at their ad-
dresses shown in the Note register maintained by the Registrar, and delivered to the Trustee, not less than 30 Business Days prior to the Purchase Date (the "Company Notice Date") or on or before the 30th day after the occurrence of the
 -------------------
Fundamental Change, as the case may be. Such Company Notices shall state the manner of payment elected and shall contain the following information.

          In the event the Company has elected to pay a Purchase Price or Fundamental Change Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

          (i) state that each Holder shall receive Common Stock in respect of the specified percentage of the Purchase Price or Fundamental Change Purchase Price of the Notes held by such Holder (except any Cash amount to be paid in lieu of fractional share);

          (ii) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (x) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Fundamental Change Purchase Price of such Notes in cash by (y) 0.95 times the Market Price of a share of Common Stock;

          (iii) set forth the method of calculating the Market Price of the Common Stock; and

          (iv) state that because the Market Price of Common Stock will be determined prior to the Purchase Date or Fundamental Change Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

          In any case, each Company Notice shall include a form of Purchase Notice or Fundamental Change Repurchase Notice to be completed by a Holder and shall state:

          (i) the Purchase Price, Conversion Rate and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be payable with respect to the Notes on the Purchase Date;

          (ii)   the name and address of the Paying Agent and the Conversion
     Agent;

          (iii) that Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

          (iv) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price and contingent interest, if any;

          (v) that the Purchase Price or Fundamental Change Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn, together with any accrued contingent interest payable with respect thereto, shall be paid promptly following the later of the Purchase Date or Fundamental Change Purchase Date and the time of surrender of such Note as described in (iv);

          (vi)   the procedures the Holder must follow under Section 4.02 and
     Section 4.03;

          (vii)  briefly, the conversion rights of the Notes;

          (viii) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price and contingent interest, if any, Accreted Value and interest (including contingent interest), if any, on Notes covered by any Purchase Notice or Fundamental Change Purchase Notice (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 4.08 of this Supplemental Indenture), if any, will cease to accrue on and after the Purchase Date;

          (ix)   the CUSIP or ISIN number of the Notes; and

          (x) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 4.03(a)(i)(D) or the penultimate paragraph of the Fundamental Change Purchase Notice).

          At the Company's request and at the Company's expense, the Trustee shall give the Company Notice in the Company's name; provided, however, that, in
                                                     --------  -------
all cases, the text of the Company Notice shall be prepared by the Company.

          (g) Covenants of the Company.  All shares of Common Stock delivered
              ------------------------
upon conversion or purchase of the Notes shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

          (h) Procedure Upon Purchase.  On or before 11:00 a.m. (New York City
              -----------------------
time) on the Purchase Date or Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent Cash (in respect of a Cash purchase under Section 4.03(d) or for fractional interests or contingent interests, as applicable), or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price of, and any accrued and unpaid interest with respect to, the Notes to be purchased pursuant to this Section 4.03. Payment of the Purchase Price or Fundamental Change Purchase Price for such Note shall be made as soon as practicable following the later of the Purchase Date or Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Note. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price or Fundamental Change Purchase Price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date or Fundamental Change Purchase Date. Subject to Section 4.03(e), no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date or Fundamental Change Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Purchase Price or Fundamental Change Purchase Price of such Note on the Business Day following the Purchase Date or Fundamental Change Purchase Date, then, on and after such date, such Note shall cease to be outstanding and Original Issue Discount on such Note shall cease to accrue, whether or not book-entry transfer of such Note is made or such Note is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon delivery or transfer of the Note).

          (i) Taxes.  If a Holder of a Note is paid in Common Stock, the Company
              -----
shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 4.04. Further Conditions for Purchase at the Option of Holders Upon a Fundamental Change and Purchase of Notes at the Option of the Holder.
               ---------------------------------------------------------------

          (a) Effect of Purchase Notice or Fundamental Change Purchase Notice.
              ---------------------------------------------------------------
Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase No-tice specified in Section 4.03(a) or Section 4.02(c), as applicable, the Holder of the Note in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest, if any, with respect to such Note. Such Purchase Price or Fundamental Change Purchase Price and contingent interest, if any, shall be paid to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 4.03(a) or Section 4.02(c), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.03(a) or Section 4.02(c), as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be), unless such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

          A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

          (a) the certificate number of the Notes in respect of which such notice of withdrawal is being submitted;

          (b) the Principal Amount at Final Maturity of the Notes with respect to which such notice of withdrawal is being submitted; and

          (c) the Principal Amount at Final Maturity, if any, of the Notes which remain subject to the original Purchase Notice or Company Fundamental Change Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

          A written notice of withdrawal of a Purchase Notice or Fundamental Change Purchase Notice may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 4.03(a)(i)(D) or a Fundamental Change Purchase Notice pursuant to the penultimate paragraph thereof or (ii) a conditional withdrawal containing the information set forth in the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any Notes pursuant to Section 4.02 or
Section 4.03 (other than through the issuance of Common Stock in payment of the Purchase Price or Fundamental Purchase Price, including Cash in lieu of any fractional shares) or redemption pursuant to Section 4.02 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes
(x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Notes) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          (b) Deposit of Purchase Price or Fundamental Change Purchase Price.
              --------------------------------------------------------------
On or before 11:00 a.m. (New York City time) on a Purchase Date or a Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of, and any accrued and unpaid contingent interests, with respect to, all the Notes or portions thereof which are to be purchased as of such Purchase Date or Fundamental Change Redemption Date, as the case may be.

          (c) Notes Purchased in Part.  Any Note that is to be purchased only in
              -----------------------
part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Final Maturity equal to, and in exchange for, the portion of the Principal Amount at Final Maturity of the Note so surrendered which is not purchased or redeemed.

          (d) Covenant to Comply with Securities Laws Upon Purchase of Notes.
              --------------------------------------------------------------
In connection with any offer to purchase Notes under Sections 4.02 or 4.03 hereof, the Company shall (i) comply with Rules 13e-4 and 14e-1 (which terms, as used herein, include any successor provision thereto) under the Securities Exchange Act of 1934, if applicable; (ii) file the related Schedule TO (or any successor schedule, form or report) under the Securities Exchange Act of 1934, if applicable; and (iii) otherwise comply with all federal and state securi-ties laws so as to permit the rights and obligations under Sections 4.02 and
4.03 to be exercised in the time and in the manner specified in Sections 4.02 and 4.03.

          (e) Repayment to the Company.  The Trustee and the Paying Agent shall
              ------------------------
return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 15 of the Notes, together with interest that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such shares are held by the Trustee or the Paying Agent, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be or contingent interest, if any; provided, however, that to the extent that the
                             --------  -------
aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 4.04(b) exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of, and any accrued and unpaid contingent interest with respect to the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such shares are held by the Trustee or the Paying Agent.

Section 4.05.  Conversion of Notes.
               -------------------

          (a) Right to Convert.  A Holder of a Note may convert such Note for
              ----------------
Common Stock at any time during which the conditions stated in paragraph 10 of the Notes are met. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount at Final Maturity (the

"Conversion Rate") shall be that set forth in paragraph 10 in the Notes, subject
----------------
to adjustment as herein set forth.

          A Holder may convert a portion of the Principal Amount at Final Maturity of a Note if the portion is $1,000 or a multiple of $1,000. Provisions of this Supplemental Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

          (b) Conversion Procedures.  To convert a Note a Holder must satisfy
              ---------------------
the requirements in paragraph 10 of the Notes. The date on which the Holder of Notes satisfies all those requirements is the conversion date (the "Conversion
                                                                    ----------
Date").  As soon as practicable, but in no event later than the fifth Business
----
Day following the Conversion Date the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and Cash in lieu of any fractional share determined pursuant to Section 4.05(c). The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any
                           --------  -------
date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

          No payment or adjustment shall be made for dividends on or other distributions with respect to any Voting Stock except as provided in Section
4.06. On conversion of a Note, that portion of Accreted Value (or interest, if the Company has exercised its option pursuant to Section 4.06) attributable to the period from the Issue Date of the Note to the Conversion Date and (except as provided below) accrued contingent interest with respect to the converted Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted.

          If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Final Maturity of the Notes converted.

          Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new
Note in an authorized denomination equal in Principal Amount at Final Maturity to the unconverted portion of the Note surrendered.

          If the last day on which a Note may be converted is a legal holiday in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

          (c) Cash Payments in Lieu of Fractional Shares.  The Company shall not
              ------------------------------------------
issue a fractional share of Common Stock upon conversion of a Note. Instead the Company shall deliver Cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Market Price of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

          (d) Taxes on Conversion.  If a Holder converts a Note, the Company
              -------------------
shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

          (e) Company to Provide Stock.  The Company shall, prior to issuance of
              ------------------------
any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

          All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.06.  Adjustments to Conversion Rate.
               ------------------------------

          The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall (i) pay a dividend, or make a distribution, in shares of Common Stock or other capital stock, on Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares; or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 4.06 shall become effective immediately after the Record Date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all holders of any class or series of its Voting Stock entitling them (for a period expiring within 60 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Voting Stock at a price per share less than the

     Sale Price per share of Common Stock at the Record Date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of the issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Voting Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Voting Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Voting Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Sale Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Voting Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Voting Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Voting Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Voting Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Voting Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any shares of any class of capital stock of the Company (other than Voting Stock) or evidences of its indebtedness or assets (other than Cash) or rights or warrants to subscribe for or purchase any of its Notes (excluding those referred to in Section 4.06(b) hereof) (any of the foregoing hereinafter in this Section 4.06(c) called the

     "Distributed Securities"), then, the Conversion Rate shall be adjusted so
     -----------------------
     that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the Record Date mentioned below, and the denominator shall be the Market Price per share of the Common Stock on such Record Date less the fair market value on such Record Date (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Voting Stock. Such adjustment shall become effective immediately after the Record Date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Voting Stock is equal to or greater than the Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Note on such Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(c) by reference to the actual or when issued trading market for any Notes, it must in doing so consider the prices in such market over the same period used in computing the Market Price of the Common Stock.

          Notwithstanding the foregoing provisions of this Section 4.06(c), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Record Date, converted such Note for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

          Upon conversion of the Notes the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under the Company's existing stockholder rights plan and any future stockholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of any class of its Voting Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 4.07(f) applies or as part of a distribution referred to in Section 4.06(c)) in an aggregate amount that, combined together with (i) the aggregate amount of any other such distributions to all holders of any class of its Voting Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 4.06(d) has been made, and (ii) the aggregate of any cash plus the fair market value of consideration payable in respect of any tender offer by the Company for all or any portion of any class of its Voting Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 4.06(c) has been made, exceeds 10% of the product of the Market Price (determined as provided herein) on the Record Date with respect to such distribution times the number of shares of Voting Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the record date by a fraction of which the numerator shall be such Market Price of the Common Stock and the denominator shall be the Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Voting Stock, such increase to be effective immediately prior to the opening of business on the day following the record date and the number of shares of Voting Stock outstanding on the Record Date; provided, however, that no adjustment will
                                     --------  -------
     be made in respect of any such dividends and distributions that result in the payment of any contingent interest to the Holders; provided, further,
                                                            --------  -------
     that, if the portion of the cash so distributed applicable to one share of Voting Stock is (i) equal to or greater than the Market Price of the Common Stock on the Record Date or (ii) the Market Price of the Common Stock on the Record Date is greater than the fair market value of the evidences of indebtedness, assets, rights and warrants distributed pursuant to Section 4.06(c) by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights warrants or options the Holder would have received had such Holder converted such Note immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 4.06(d) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 4.06(d) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (e) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of any class of its Voting Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (a) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of any class of its Voting Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 4.06(e) has been made, and (b) the aggregate amount of any distributions to all holders of the Voting Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 4.06(d) has been made, exceeds 10% of the product of the Market Price (determined as provided herein) as of the last time (the "Expiration Time") tenders could have been made pursuant to such
                ---------------
     tender offer (as it may be amended) times the number of shares of Voting Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Voting Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to an maximum specified in the terms of the tender or exchanged offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the
                                                 ----------------
     product of the number of shares of Voting Stock outstanding (less any Purchased Shares) on the Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made.

          (f) For purposes of this Section 4.06, the number of shares of Voting Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of frac-tions of shares of Voting Stock. The Company shall not pay any dividend or make any distribution on shares of Voting Stock held in the treasury of the Company.

Section 4.07.  Miscellaneous Provisions Relating to Conversion.
               -----------------------------------------------

          (a) When Adjustment May be Deferred.  No adjustment in the Conversion
              -------------------------------
Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 4.06, the Conversion Rate will not be adjusted for the issuance of Voting Stock or any securities convertible into or exchangeable for Voting Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account any subsequent adjustment. All calculations under Sections 4.05, 4.06 and 4.07 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

          (b) When No Adjustment Required.  No adjustment need be made for
              ---------------------------
rights to purchase Voting Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Voting Stock. To the extent the Notes become convertible into cash, assets, property or Notes (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such Notes. Interest shall not accrue on the cash.

          (c) Notice of Adjustment.  Whenever the Conversion Rate is adjusted,
              --------------------
the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither than Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

          (d) Voluntary Increase.  The Company may make such increases in the
              ------------------
Conversion Rate, in addition to those required by Section 4.06, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Voting Stock or rights to purchase Voting Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

          (e) Notice to Holders Prior to Certain Actions.  In case:
              ------------------------------------------

          (i) the Company shall declare a dividend (or any other distribution) on its Voting Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.06;

          (ii) the Company shall authorize the granting to all or substantially all the Holders of its Voting Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

          (iii) of any reclassification or reorganization of the Voting Stock of the Company (other than a subdivision or combination of its outstanding Voting Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at his address appearing on the Note register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Voting Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Voting Stock of record shall be entitled to exchange their Voting Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

          (f) Effect of Reclassification, Consolidation, Merger or Sale.  If any
              ---------------------------------------------------------
of the following events occur, namely (i) any reclassification or change of outstanding shares of Voting Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Voting Stock shall be entitled to receive stock, Notes or other property or assets (including cash) with respect to or in exchange for such Voting Stock; or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Voting Stock shall be entitled to receive stock, Notes or other property or assets (including cash) with respect to or in exchange for such Voting Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other Notes or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Voting Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.07(f).

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at his address appearing on the Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

          If this Section 4.07(f) applies to any event or occurrence, Section
4.06 shall not apply.

          (g) Responsibility of Trustee.  The Trustee and any other Conversion
              -------------------------
Agent shall not at any time be under any duty or responsibility to any Holder of Notes to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officer's Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article Seven of the Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.07(f) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such
Section 4.07(f) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Seven of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

          (h) Simultaneous Adjustments.  In the event that Sections 4.05, 4.06
              ------------------------
or 4.07 require adjustments to the Conversion Rate under more than one of
Section 4.06(a), (b), (c) or (d), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 4.06(c), second, the provisions of Section 4.06(d), third, the provisions of Section 4.06(a), and fourth, the provisions of Section 4.06(b).

          (i) Successive Adjustments.  After an adjustment to the Conversion
              ----------------------
Rate under Sections 4.05, 4.06 or 4.07, any subsequent event requiring an adjustment under Sections 4.05, 4.06 or 4.07 shall cause an adjustment to the Conversion Rate as so adjusted.

          (j) General Considerations.  Whenever successive adjustments to the
              ----------------------
Conversion Rate are called for pursuant to Sections 4.05, 4.06 or 4.07, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Sections 4.05, 4.06 or 4.07 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

Section 4.08.  Optional Conversion to Semi-Annual Cash Pay Note Upon Tax Event.
               ---------------------------------------------------------------

          From and after (i) the date (the "Tax Event Date") of the occurrence
                                            --------------
of a Tax Event and (ii) the date the Company exercises its option set forth in this 4.08, whichever is later (the "Option Exercise Date"), at the option of the
                                    --------------------
Company, cash interest in lieu of future Accreted Value shall accrue at the rate of 3.25% per annum on a restated principal amount per $1,000 original Principal Amount at Final Maturity (the "Restated Principal Amount") equal to its Accreted
                               -------------------------
Value on the Option Exercise Date and shall be payable semi-annually on May 11 and November 11 of each year (each an "Interest Payment Date") to holders of
                                       ---------------------
record at the close of business on April 27 and October 28 (each a "Regular
                                                                    -------
Record Date") immediately preceding such Interest Payment Date.  Interest will
-----------
be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of their exercise of such option the Company shall deliver a written notice of the Option Exercise

Date by facsimile and first-class mail to the Trustee and by first-class mail to the Holders of the Notes. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Maturity or upon a Redemption Date, Purchase Date or Fundamental Change Purchase Date, in lieu of the Principal Amount at Final Maturity of a Note, the Restated Principal Amount thereof plus accrued and unpaid interest, (ii) "Accreted Value" or similar words, as used herein, means Restated Principal Amount plus accrued and unpaid interest with respect to any Note, and (iii) contingent interest shall cease to accrue on the Notes. Notes authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Notes to semi-annual cash pay notes.

Section 4.09. Calculation of Original Issue Discount for U.S. Federal Income Tax Purposes.
               --------------------------------------------------------------

          The Company agrees, and each Holder and any beneficial holder of a Note by its purchase thereof shall be deemed to agree, to treat (in the absence of an administrative determination or judicial ruling to the contrary), for United States federal income tax purposes, the Notes as debt instruments that are subject to Section 1.1275-4(b) of the Treasury Regulations. For United States federal income tax purposes, the Company shall accrue interest with respect to outstanding Notes as original issue discount according to the "noncontingent bond method," set forth in Section 1.1275-4(b) of the Treasury Regulations, based on a comparable yield of 8.88% compounded semi-annually and the projected payment schedule attached hereto as Exhibit B. The Company shall file with the Trustee promptly at the end of each calendar year: (i) a written notice specifying the amount of original issue discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.

          The Company acknowledges and agrees, and each Holder and any beneficial holder of a Note by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed-rate cash pay nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the Notes; (ii) the schedule of projected payments attached hereto as Exhibit B is determined on the basis of the comparable yield and an assumption of linear growth of the stock price and a constant dividend yield; (iii) the comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Notes for United States federal income tax purposes; and (iv) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes.

Section 4.10.  Payment of Interest.
               -------------------

          (a) Paying Agent To Hold Money in Trust.  Prior to 11:00 a.m.  (New
              -----------------------------------
York City time) on any applicable payment date, the company shall deposit with the Paying Agent (or if an Issuer or a Subsidiary of any Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay semi-annual or contingent interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          (b) Holder Lists.  The Trustee shall preserve in as current a form as
              ------------
is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          (c) Payment of Interest; Interest Rights Preserved.  (i) Semi-annual
              ----------------------------------------------
or contingent interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semi-annual or contingent interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Note, semi-annual or contingent interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

          (ii) Except as otherwise specified with respect to the Notes, any semi-annual or contingent interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any
                             ------------------
accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or (B) below.

          (A) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a date for the payment of such Defaulted Interest (the "Special
                                                                         -------
     Record Date"), which shall be fixed in the following manner: The Company
     -----------
     shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Holders maintained pursuant to this Supplemental Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
     (B).

          (B) Alternatively, the Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any Notes exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 4.10 and Section [3.02], each Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to semi-annual or contingent interest accrued and unpaid to, and to accrue, which were carried by such other Note.

                                 ARTICLE FIVE

                                 Miscellaneous

Section 5.01.  Defeasance.
               ----------

          Section 8.01 of the Indenture is amended by deleting paragraphs (a),
(b), (c) and (d) thereof and inserting "[Intentionally omitted.]".

Section 5.02.  Amendments.
               ----------

          Section 10.02 of the Indenture is amended by adding the following as clause (a):

               (1) make any change that adversely affects the right to convert any Security, by deleting"; or" at the end of clause (7), by deleting the period at the end of clause (8) and adding"; or", by adding the words "or securities" at the word "money" in clause (8) and by replacing clause (2) with reduce the Accreted Value or the rate of accretion of principal or the rate of any interest, or change the time for payment of any interest, on any Security.

Section 5.03.  Governing Law.
               -------------

          The laws of the State of New York shall govern this Supplemental Indenture, the Securities of each Series and the Guarantees.

Section 5.04.  No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 5.05.  No Recourse Against Others.
               --------------------------

          All liability described in paragraph 13 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 5.06.  Successors and Assigns.
               ----------------------

          All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 5.07.  Duplicate Originals.
               -------------------

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.08.  Severability.
               ------------

          In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                              D.R. HORTON, INC.

                              By:
                                 --------------------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT A

                       [FORM OF FACE OF GLOBAL SECURITY]


          For purposes of Sections 1273 and 1275 of the Internal Revenue Code, this security is issued with an indeterminate amount of original issue discount for United States Federal income tax purposes. The issue date and the commencement date for the accrual of original issue discount is May 11, 2001. The yield to maturity for purposes of accruing original issue discount is 8.88% per annum.

          This security is a global security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depository or a nominee of a depository or a successor depository. This security is not exchangeable for securities registered in the name of a person other than the depository or its nominee except in the limited circumstances described in the Indenture, and no transfer of this security (other than a transfer of this security as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository) may be registered except in the limited circumstances described in the Indenture.

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                               D.R. HORTON, INC.

                  ZERO COUPON CONVERTIBLE SENIOR NOTE DUE 2021

No.__________________                          Original Issue Discount:
Issue Date:  May 11, 2001                      $475.22 (for each $1,000
Issue Price:  $524.78                          Principal Amount at Final
(for each $1,000 Principal                     Maturity)
Amount at Final Maturity
                                               CUSIP: 23331AAH2
                                               ISIN:  US23331AAH23

          D.R. Horton, Inc., a Delaware corporation, promises to pay to __________ or registered assigns, on May 11, 2021 the Principal Amount of
__________ Dollars ($__________).

          This Note shall not bear periodic interest except as specified on the other side of this instrument. This Note shall accrete as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, D.R. Horton, Inc. has caused this instrument to be duly executed.

                              D.R. HORTON, INC.

                              By: _____________________________
                                  Name:

                                  Title:

Attest:

By: _____________________
    Name:
    Title:

Dated:

American Stock Transfer & Trust Company, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture

Date:


By: _____________________
    Name:
    Title:

                   [FORM OF REVERSE SIDE OF GLOBAL SECURITY]

                               D.R. HORTON, INC.

                  ZERO COUPON CONVERTIBLE SENIOR NOTE DUE 2021

          1.  INTEREST

          This Note shall not bear periodic interest, except as specified in this paragraph and in paragraphs 5 and 11 hereof. If the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 7 hereof or upon the Final Maturity of this Note) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 11 hereof, then in each such case the overdue amount shall bear interest at the rate of 3.25% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accretion.

          The Notes shall accrete daily at 3.25% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Note.

          2.  METHOD OF PAYMENT

          Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Final Maturity, as the case may be, or at the close of business on a Purchase Date or Fundamental Change Purchase Date, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

          3.   PAYING AGENT, CONVERSION AGENT, BID AGENT AND REGISTRAR

          Initially, American Stock Transfer & Trust Company (the "Trustee"), shall act as Paying Agent, Conversion Agent, Bid Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Bid Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Bid Agent, Registrar or co-registrar.

          4.  INDENTURE

          The Company issued the Notes under an Indenture dated as of June 9, 1997 among the Company, the Guarantors and the Trustee, as supplemented (the "Indenture"). The terms of the Notes and the Guarantees include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes and the Guarantees are subject to all such terms, and Securityholders are referred to as the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Chief Financial Officer.

          5.  CONTINGENT INTEREST

          Subject to the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from May 11 to November 10 and from November 11 to May 10, commencing after May 11, 2003, if the average Note Price for the Five-Day Period with respect to such Contingent Interest Period equals 120% or more of the Accreted Value of such Note to the trading day immediately preceding the first day of the relevant Contingent Interest Period.

          The amount of contingent interest payable per $1,000 Principal Amount at Final Maturity hereof in respect of any Contingent Interest Period shall equal the greater of (x) Cash Dividends paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount at Final Maturity hereof is convertible pursuant to paragraph 10 hereof as of the accrual date for such contingent interest and (y) 0.125% of the average Note Price for the Five-Day Period with respect to such Contingent Interest Period, except that no contingent interest payment shall exceed 1.62% of the Accreted Value of the Notes at the beginning of the relevant Contingent Interest Period.

          Contingent interest, if any, will accrue and be payable to Holders as of the record date for the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the payment date of the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, on the last day of the relevant Contingent Interest Period. In addition, on any Purchase Date, Fundamental Change Purchase Date or Redemption Date that occurs during a Contingent Interest Period for which a Holder is entitled to contingent interest pursuant to clause (y) of the preceding paragraph, contingent interest will be payable to such Holder in an amount equal to the amount that would have been otherwise payable to such Holder on the last day of such Contingent Interest Period divided by the actual number of days from the first day of such Contingent Interest Date to the Purchase Date, Fundamental Change Purchase date or Redemption, as the case may be, using a 360-day year composed of twelve 30-day months.

          "Five-Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Five-Day Period" means, with respect to such Contingent Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

          "Cash Dividends" means all cash dividends on the Company's common stock (whether regular, periodic, extraordinary, special, nonrecurring or otherwise) as declared by the Company's Board of Directors as part of its cash dividend payment practices.

          "Note Price" means, as of any date of determination, the average of the secondary market bid quotations per Note obtained by the Bid Agent for $10 million Principal Amount at Maturity of Notes at approximately 4:00 p.m. (New York City time) on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such determination date, then the Note Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of Common Stock for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 4.06(a), 4.06(b) or 4.06(c) (subject to the conditions set forth in Sections 4.07(a) and 4.07(b)) of the Indenture.

          Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site so long as such web site exists.

          6.  REDEMPTION AT THE OPTION OF THE COMPANY

          No sinking fund is provided for the Notes. Beginning on May 11, 2003, the Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at their Accreted Value.

          The table below shows the Accreted Value of a Note on the dates shown below and at Final Maturity. The Accreted Value, in dollars, of a Note per $1,000 Principal Amount at Final Maturity redeemed between such dates shall include an additional amount reflecting the increase in Accreted Value since the next preceding date in the table to but excluding the actual Redemption Date.

                                          Issue                Increase in Accreted    Redemption Total
Redemption Date                           Price(1)              Value at 3.25%(2)       Accreted Value
-------------------------------------     -------------        --------------------     (1+2)
                                                                                       ----------------
May 11, 2003.........................         524.78                      34.95              559.73
May 11, 2004.........................         524.78                      53.29              578.07
May 11, 2005.........................         524.78                      72.23              597.01
May 11, 2006.........................         524.78                      91.79              616.57
May 11, 2007.........................         524.78                     111.99              636.77
May 11, 2008.........................         524.78                     132.86              657.64
May 11, 2009.........................         524.78                     154.40              679.18
May 11, 2010.........................         524.78                     176.65              701.43
May 11, 2011.........................         524.78                     199.64              724.42
May 11, 2012.........................         524.78                     223.37              748.15
May 11, 2013.........................         524.78                     247.88              772.66
May 11, 2014.........................         524.78                     273.20              797.98
May 11, 2015.........................         524.78                     299.34              824.12
May 11, 2016.........................         524.78                     326.35              851.13
May 11, 2017.........................         524.78                     354.23              879.01
May 11, 2018.........................         524.78                     383.03              907.81
May 11, 2019.........................         524.78                     412.78              937.56
May 11, 2020.........................         524.78                     443.49              968.27
May 11, 2021.........................         524.78                     475.22            1,000.00

          If this Note has been converted to Cash Pay Notes, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Note be redeemable before May 11, 2003.

          In addition to the Redemption Price payable with respect to all Notes or portions thereof to be redeemed as of a Redemption Date, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash on the Redemption Date.

          7. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

          Subject to the terms and conditions of the Indenture, a Holder of Notes shall have the option to require the Company to purchase the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Final Maturity, plus, in the case of purchases on May 11, 2008 and May 11, 2013, accrued and unpaid contingent interest, if any, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. For any Purchase Date after May 11, 2003, such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof. The Company will pay the Purchase Price for any purchase on May 11, 2003 only in cash.

        Purchase Date                             Purchase Price
        -------------                             --------------
        May 11, 2003.............................     $559.73
        May 11, 2008.............................      657.64
        May 11, 2013.............................      772.66

          Notes in denominations larger than $1,000 of Principal Amount at Final Maturity may be purchased in part, but only in multiples of $1,000 of Principal Amount at Final Maturity.

          If prior to a Purchase Date this Note has been converted to a Cash Pay Note, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

          If a Fundamental Change shall occur at any time prior to May 11, 2003, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase such Holder's Notes on the Business Day that is 95 days after the date of the Fundamental Change for a Fundamental Change Purchase

Price equal to Accreted Value to the Fundamental Change Purchase Date. If, prior to the Fundamental Change Purchase Date, the Notes were converted to Cash Pay Notes, the Fundamental Change Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid at the option of the Company in cash or by the issuance and delivery of shares of Common Stock of the Company or in any combination thereof. Notes in denominations larger than $1,000 of Principal Amount at Final Maturity may be redeemed in part in connection with a Fundamental Change, but only in multiples of $1,000 of Principal Amount at Final Maturity.

          In addition to the Purchase Price or Fundamental Change Purchase Price, as the case may be, payable with respect to all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash promptly following the later of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, and the time of delivery of such Notes to the Paying Agent pursuant to the Indenture.

          Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash (and/or Common Stock if permitted under the Indenture) sufficient to pay a Fundamental Change Purchase Price or cash (and/or Common Stock if permitted under the Indenture) sufficient to pay a Purchase Price, as the case may be, of, together with any accrued and unpaid contingent interest with respect to, all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, such Notes will cease to accrete and interest (including contingent interest), if any, will cease to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, and accrued and unpaid contingent interest, if any, upon surrender or such
Note).

          8.  NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

          Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, together with any accrued and unpaid contingent interest with respect to, all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Accreted Value and interest
(in-
cluding contingent interest), if any, ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 Principal Amount at Final Maturity may be redeemed in part but only in multiples of $1,000 or Principal Amount at Final Maturity.

          9.  [INTENTIONALLY OMITTED]

          10.  CONVERSION

          A Holder of a Note may convert this Note for Common Stock of the Company at any time on or before the close of business on May 11, 2021 if at least one of the following conditions is satisfied:

          (a) the Twenty-Day Average Price on the Conversion Date is at least 110% or more of the Accreted Conversion Price;

          (b) the credit rating assigned to the Notes by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services are at least two levels lower than the initial credit ratings assigned by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services (for the avoidance of doubt, the foregoing reference to "levels" is intended to refer to any subcategories such rating agencies employ in their announced ratings of securities, including plusses and minuses, but not including any characterization as to likelihood of future action in respect of securities' ratings);

          (c) the Notes have been called for redemption by the Company, at any time prior to the close of business on the Business Day prior to the Redemption Date; or

          (d) the Company elects (i) to distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Sale Price at the time of such distribution, (ii) to distribute to all holders of Common Stock assets, debt, securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution, or (iii) in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, at any time from and after the date which is 15 days prior to the date the Company announces the anticipated effective time until 15 days after the actual effective date of such transaction.

          In the case of the foregoing clauses (d)(i) and (ii), the Company must notify the Holders of Notes at least 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place.

          If this Note is called for redemption, the Holder may convert it at any time before the close of business on the last Business Day prior to the Redemption Date. A Note in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Note or to purchase such Note in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Rate is 17.4927 shares of Common Stock per Note with a $1,000 Principal Amount at Final Maturity, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

          In the event the Company exercises its option pursuant to Section 4.08 of the Indenture to convert the Notes to Cash Pay Notes, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Notes with respect to which the Company has mailed a notice of redemption) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Notes surrendered for conversion must be accompanied by payment as described above, no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

          Notes surrendered for conversion during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable (except Notes with respect to which the Company has mailed a notice of redemption) must be accompanied by payment of an amount equal to the contingent interest with respect thereto that the registered Holder is to receive. Except where Notes surrendered for conversion must be accompanied by payment as described above, no contingent interest on converted Notes will accrue after the date of conversion.

          To convert this Note a Holder must (1) complete and manually sign the conversion notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender this Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

          A Holder may convert a portion of this Note only if the Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Note, that portion of Accreted Value (or, interest, if the Company has exercised its option provided for in paragraph 11 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 11 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date and (except as provided below) accrued contingent interest with respect to the converted portion of this Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Accreted Value (or interest, if the Company has exercised its option provided for in paragraph 11 hereof) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

          11.  TAX EVENT

          (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, all of the Notes will cease to accrete, and cash interest shall accrue at the rate of 3.25% per annum on the restated principal amount (the "Restated Principal Amount"), equal to the Accreted Value on the Option Exercise Date, and shall be payable semiannually on May 11 and November 11 of each year (each an "Interest Payment Date") to holders of record at the close of business on April 28 or October 29 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

          (b) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

          (c) From and after the Option Exercise Date, contingent interest provided for in paragraph 5 hereof shall cease to accrue on this Note.

          12.  DEFAULTED INTEREST

          Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 4.10(b)(ii) of the Indenture.

          13.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are in registered form, without coupons, in denominations of $1,000 of Principal Amount at Final Maturity and multiplies of $1,000. A Holder may transfer or convert Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before any selection of Notes to be redeemed.

          14.  PERSONS DEEMED OWNERS

          The registered Holder of this Note may be treated as the owner of this Note for all purposes.

          15.  UNCLAIMED MONEY OR PROPERTY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

          16.  AMENDMENT; SUPPLEMENT; WAIVER

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Securityholder, the Com-pany and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a Series and establish its terms, to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee, or to make any other change, provided such action does not adversely affect the rights of any Securityholder.

          17.  SUCCESSOR CORPORATION

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

          18.  TRUSTEE DEALINGS WITH THE COMPANY

          American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

          19.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          20.  DISCHARGE OF INDENTURE

          The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

          21.  AUTHENTICATION

          This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

          22.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

                           FORM OF CONVERSION NOTICE

To:  D.R. Horton, Inc.

          The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) designated below, for shares of Common Stock of D.R. Horton, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

          This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

                                             ---------------------------------

                                             ---------------------------------
                                                       Signature(s)

Fill in for registration of shares if
to be delivered, and Notes if to
be issued other than to and in the
name of registered holder:

                                             Principal Amount at Final Maturity
                                             to be converted (if less than all):

                                     -16-
--------------------------------
(Name)

                                              $__,000
--------------------------------
(Street Address)

                                              Social Security or Other
--------------------------------
(City, state and zip code)                    Taxpayer Number

Please print name and address

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  D.R. Horton, Inc.

          The undersigned registered holder of this Note hereby acknowledges receipt of a notice from D.R. Horton, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof (or, if the Company elects in accordance with Section 4.03(c) of the Indenture, Common Stock) and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:


                                           ------------------------------------
                                                       Signature(s)

Fill in for registration of shares if
to be delivered, and Notes if
to be issued other than to and
in the name of registered holder:


--------------------------------
(Name)


--------------------------------
(Street Address)


--------------------------------
(City, state and zip code)

Please print name and address

                              Principal Amount at Final Maturity to be purchased (if less than all): $__,000

          If the Company has elected to pay the Fundamental Change Purchase Price, in whole or in part, in Common Stock but such portion of the Fundamental Change Purchase

Price shall ultimately be payable in Cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Common Stock are not satisfied I elect [check one]:

          __ to withdraw such Purchase Notice as to the Notes to which such Fundamental Change Purchase Notice relates in the Principal Amount at Final Maturity of $_____,000, with certificate numbers _________, or

          __ to receive Cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates Social Note or Other Taxpayer Number.

                                ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below:

          I or we assign and transfer this Note to


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address, and zip code)
                            ----------

and irrevocably appoint


-------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date: ________________   Your signature:_______________________________________

                         (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:___________________________________________________________
                    Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                                   GUARANTEE

          The undersigned (the "Guarantors") have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

          Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                              [Guarantors]

                              By: ___________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT B
                                                                       ---------

                          PROJECTED PAYMENT SCHEDULE*
                          --------------------------

Semi-annual Period Ending                             Projected Payment Per Note





April 4, 2021........................................          $2508.71

*The comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed-rate cash-pay nonconvertible debt security with no contingent payments but with terms and conditions otherwise comparable to those of the Notes. The schedule of projected payments is determined on the basis of the comparable yield and an assumption of linear growth of the Company's stock price and a constant dividend yield. The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Notes for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes.